UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2013

BOULDER BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Board of Directors (the “Board”) of Boulder Brands, Inc. (the “Company”) has appointed James B. Leighton as Chief Operating Officer of the Company, effective as of October 7, 2013 (the “Start Date”). As Chief Operating Officer, Mr. Leighton will oversee operations, internal and external manufacturing, research and development and food service across the Company. Mr. Leighton, a member of the Board, will continue to serve as a director of the Company.

Mr. Leighton, 57, has been a member of the Board since August 2007 and is a member of the Board’s Finance Committee. Prior to his appointment as Chief Operating Officer, Mr. Leighton served as the Company’s independent lead director, as chairman of the Board’s Governance and Nominating Committee and as a member of the Audit Committee and Compensation Committee of the Board. Prior to his appointment as the Chief Operating Officer, Mr. Leighton served as president of Perdue Foods, a large privately-held food and protein company, since 2009. From 2006 to 2009, Mr. Leighton served as Perdue Foods’ senior vice president of operations and supply chain. From 2002 to 2006, Mr. Leighton served as the senior vice president of operations of ConAgra Foods, Inc., one of the largest food companies in the United States. He has also held senior level management and executive positions with Celestial Seasonings, The Hain-Celestial Group, and Nabisco. He was founder and CEO of National Health Management Inc.

In connection with his appointment as Chief Operating Officer, Mr. Leighton entered into an offer letter with the Company (the “Offer Letter”) that provides that he will receive the following compensation and benefits: (i) an annual base salary of $600,000, (ii) a target bonus opportunity equal to 80% of base salary that shall be pro-rated for 2013, (iii) a sign-on bonus to be payable in two-parts, $1,000,000 to be paid in December 2013 and $500,000 to be paid in January 2014, in both cases, subject to his continued employment with the Company, and (iv) limited relocation costs, including temporary housing for a 6-month period. In addition, (i) Mr. Leighton was granted 250,000 options as of the Start Date under the Company’s Second Amended and Restated Stock and Awards Plan and, (ii) subject to his continued employment following January 1, 2014, Mr. Leighton will receive a grant of 150,000 options and a grant of 110,000 restricted stock units (“RSUs”), in each case, generally as soon as shares become available for such grants under the Company’s equity incentive plans. All of Mr. Leighton’s equity awards would generally vest annually in four equal installments on each anniversary of the Start Date, subject to the terms and conditions of the Company’s stock plans and the relevant award agreements.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Leighton also entered into a Separation Agreement and a Change of Control Agreement with the Company, both of which are in substantially the same form of agreement that applies to the other executive officers and reflects terms similar to those reflected in the Company’s Separation Agreement and Change of Control Agreement with the Company’s Chief Executive Officer. The terms of these agreements are generally described in the Company’s proxy statement for the Company’s 2013 annual meeting of stockholders and the form of Separation Agreement is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 6, 2012 and the form of Change of Control Agreement is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2011, all of which are incorporated herein by reference.

In addition, (i) pursuant to the Change of Control Agreement, in the event of a Change of Control; or (ii) pursuant to the Severance Agreement, in the event of a termination without Cause or for Good Reason such that benefits are triggered under such agreement, in either case (but not in both), to the extent that all 110,000 RSUs described above had not yet been granted to Mr. Leighton, he would be entitled to receive a cash payment equal to the value of one share of Company common stock in respect of each such RSU that had not yet been issued at the time of the Change of Control or involuntary termination of employment.

Mr. Leighton does not have any relationship or related transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(d) On October 7, 2013, the Board approved an increase in the size of the Board from seven to eight directors and appointed Benjamin D. Chereskin as a director of the Company upon the recommendation of the Board’s Governance and Nominating Committee.

Mr. Chereskin was appointed to the class of directors whose terms will expire in May 2014.

Mr. Chereskin, 54, is the founder and has served as president of Profile Management LLC (“Profile Management”), an investment management firm, since 2009, currently serves as a director since April 2004 and is the Chairman of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board. Mr. Chereskin is President of Profile Management LLC (“Profile Management”), an investment management firm, which he founded in October 2009. Mr. Chereskin is also a co-founder, and from 1993 until 2009 was a managing director and member of Madison Dearborn Partners, LLC (“MDP”), a private equity investment firm, where he led the firm’s consumer investment practice from 1993 until 2009. Prior to co-founding MDP, Mr. Chereskin held various positions with First Chicago Venture Capital for nine years.

Mr. Chereskin currently serves on the Boards of Directors of CDW Corporation (where he is a member of the Audit Committee) and Cinemark, Inc (where he serves as the Chair-Strategic Planning Committee). Additionally, Mr. Chereskin serves as Chairman of KIPP: Chicago and as a Trustee of The University of Chicago Medical Center.

For his service as a director, Mr. Chereskin will receive compensation that is commensurate with that received by the Company's other non-employee directors. Pursuant to the Company's current policy regarding non-employee director compensation, the Company pays an annual retainer of $60,000 to each of our non-employee directors, which is pro rated for directors serving less than an entire year. Mr. Chereskin also received a grant of 10,000 RSUs, which will vest annually in four equal installments on each anniversary of the grant date, subject to the terms and conditions of the Company’s stock and awards plan and the relevant award agreement.

Mr. Chereskin does not have any an arrangement or understanding with any person pursuant to which he was elected to the Board nor does he have a relationship or related transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 7, 2013, the Company issued a press release announcing the appointment of Mr. Leighton as Chief Operating Officer of the Company. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company also issued a press release announcing the appointment of Mr. Chereskin as a director of the Company. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter with James B. Leighton

99.1	Press Release, dated October 7, 2013, issued by Boulder Brands, Inc. announcing appointment of James B. Leighton as Chief Operating Officer

99.2	Press Release, dated October 7, 2013, issued by Boulder Brands, Inc. announcing appointment of Benjamin D. Chereskin as a director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 7, 2013	BOULDER BRANDS, INC.
(registrant)

	By:	/s/ Christine Sacco
Christine Sacco
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter with James B. Leighton

99.1	Press Release, dated October 7, 2013, issued by Boulder Brands, Inc. announcing appointment of James B. Leighton as Chief Operating Officer

99.2	Press Release, dated October 7, 2013, issued by Boulder Brands, Inc. announcing appointment of Benjamin D. Chereskin as a director